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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported): November 13, 2000


                            GLOBAL TELESYSTEMS, INC.
                  --------------------------------------------
               (Exact name of registrant as specified in charter)


                                    DELAWARE
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                 (State of other jurisdiction of incorporation)


         0-23717                                       94-3068423
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 (Commission File Number)                   (IRS Employer Identification No.)


               4121 Wilson Boulevard, Arlington, VA          22203
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             (Address of principal executive offices)      (Zip Code)


                                 (703) 236-3100
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                Registrant's telephone number including area code


                  --------------------------------------------
            (Former Address, if changed since Last Report) (Zip Code)




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ITEM 5.  OTHER EVENTS

a)       Consent Solicitation

         On November 13, 2000, Global TeleSystems, Inc. ("GTS" and, together with its subsidiaries, the "Company") announced that it is soliciting consents from holders of its 9-7/8% Senior Notes due 2005 (the "Notes") to amendments of certain provisions of the indenture governing the Notes. The consent solicitation will expire at 5:00 p.m. New York City time on November 21, 2000, unless extended by GTS prior to such date. The detailed terms and conditions of the consent solicitation are contained in the consent solicitation statement dated November 13, 2000.

         GTS will make a payment equal to 1% of the principal amount of the Notes ($10 in cash for each $1,000 principal amount of Notes) to each holder of Notes whose consent is received and accepted prior to the expiration date. The record date of the consent solicitation is November 17, 2000. GTS will pay this consent payment promptly after the execution of a supplemental indenture (the "Supplemental Indenture") effecting the amendments described below.

         The purpose of the consent solicitation is to permit GTS to modify the "Event of Default" provisions of the indenture governing the Notes in order to provide GTS with greater flexibility to, among other things, restructure the operations of its Global TeleSystems (Europe) Limited subsidiary (formerly, Esprit Telecom Group plc) ("Esprit Telecom") and address the indebtedness represented by Esprit Telecom's publicly traded debt securities and long-term debt owed to GTS by Esprit Telecom. Such additional flexibility is sought to reduce the possibility that actions taken to restructure such operations or address such indebtedness may negatively impact the creditworthiness of the Company, other than Esprit Telecom and its subsidiaries. The amendments sought in the consent solicitation would remove as events of default under the indenture defaults under any indebtedness of, judgments against, and bankruptcy, insolvency and related filings and other events of, Esprit Telecom or any of its direct or indirect subsidiaries.

         Through its Business Services division, the Company offers a portfolio of bundled voice, data and Internet services ("Business Services") to small-to-medium sized enterprises and pan-European companies in 18 European countries. The Business Services division is comprised primarily of Esprit Telecom and its subsidiaries. Esprit Telecom has incurred and is expected to continue to incur net losses, operating losses, negative cash flow from operating activities and losses from operations before interest, income taxes, depreciation and amortization, foreign currency gains (losses), other income (expense) and non-recurring expenses ("EBITDA"). Esprit Telecom could continue to generate net losses even after it begins to generate positive EBITDA. Although Esprit Telecom has experienced revenue growth in each of the last three years, such growth should not be considered to be indicative of future revenue growth, if any. For the years ended September 30, 1997, December 31, 1998 and December 31, 1999, Esprit Telecom sustained net losses of $17.8 million, $106.5 million and $341.4 million, respectively, and negative EBITDA of $12.7 million, $37.0 million and $160.6 million, respectively. For the six months ended June 30, 2000, Esprit Telecom sustained net losses of $156.5 million and negative EBITDA of $90.3 million. Management expects that Esprit Telecom's existing operations will continue to generate negative cash flows and net losses for at least the next 12 months.

         Esprit Telecom has incurred substantial debt to finance its business. As of June 30, 2000, the amount of such indebtedness represented by Esprit Telecom's publicly traded debt securities consisted of $230 million principal amount of its 11-1/2% Senior Notes due 2007, DM 125 million principal amount of its 11-1/2% Senior Notes due 2007, $150 million principal amount of its 10-7/8% Senior Notes due 2008 and DM 150 million principal amount of its 11% Senior Notes due 2008 and the amount of such indebtedness represented by long-term debt owed to GTS was $104.2 million.

         GTS contributed $87.5 million and $165.1 million to Esprit Telecom in the form of equity during 1999 and in the first six months of 2000, respectively. There can be no assurances that GTS will continue to fund additional amounts required by Esprit Telecom during the remainder of 2000 or in 2001. If Esprit Telecom's available sources of funds are insufficient to make principal and interest payments on Esprit Telecom's debt, it may need to renegotiate the terms of, or refinance, such debt. If Esprit Telecom fails to make the required payments or to comply with the covenants under such debt, Esprit Telecom will default on those debt obligations. An event of default would permit holders of Esprit Telecom's debt to accelerate the maturity of that debt, which in turn could, absent GTS's receipt of the consents being solicited in the consent solicitation to the proposed amendments to the indenture governing the Notes and execution of the Supplemental Indenture, cause a potential cross-acceleration under such indenture. Such a cross-acceleration could have a material adverse effect on the creditworthiness of the Company and could result in a significant reduction in the value of the Notes.

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         GTS believes that the proposed amendments to the indenture governing the Notes will provide it with the flexibility necessary to, among other things, effectively restructure Esprit Telecom's operations and address the indebtedness represented by Esprit Telecom's publicly traded debt securities and long-term debt owed to GTS by Esprit Telecom. GTS is in the process of evaluating the range of alternatives that will be afforded by such flexibility. The range of alternatives may include (a) the disposition (via sale, merger, etc.) of Esprit Telecom and/or the remaining portion of the Company's Business Services operations; (b) a rationalization/restructuring of Esprit Telecom and the remaining portion of the Company's Business Services operations; (c) the negotiation of modifications to, or restructuring of, the indebtedness represented by Esprit Telecom's publicly traded debt securities and long-term debt owed to GTS by Esprit Telecom and/or (d) seeking protection for Esprit Telecom under the insolvency laws of the United Kingdom, the United States or any other applicable jurisdiction. There can be no assurance that any such sale, rationalization, restructuring or other efforts will be successful or that Esprit Telecom will be able to continue to fund losses resulting from its operations or service the indebtedness represented by its publicly traded debt securities and long-term debt owed to GTS by Esprit Telecom. GTS currently intends that Esprit Telecom will continue to meet its trade obligations consistent with past practices while GTS addresses its options with regard to Esprit Telecom.

b)       Sale of GTS's Interest in FLAG Atlantic Limited Joint Venture

         On October 31, 2000, the Company announced that it has reached an agreement whereby it will sell its 50% stake in the FLAG Atlantic Limited joint venture to FLAG Telecom while retaining ownership over certain infrastructure, including the dedicated fiber pair on the FLAG Atlantic-1 transatlantic link previously purchased from the joint venture. FLAG Atlantic Limited is a 50/50 joint venture established by GTS and FLAG Telecom to build FLAG Atlantic-1, a major subsea fiber network connecting the U.S. and Europe.

         The total value of the transaction is $175 million. Under the terms of the agreement, GTS will receive $135 million in cash from FLAG Telecom and will receive infrastructure and subsea capacity valued at $40 million in avoided future costs. This includes additional duct and dark fiber infrastructure in France and the right to acquire backhaul fibers from FLAG Atlantic Limited on favorable terms going forward.

         GTS will retain its ownership of a fiber pair on the entire FLAG Atlantic-1 system. A protected transatlantic fiber ring linking the New York City area directly to the Company's pan-European fiber optic network, the fiber pair will provide the Company with 80 gigabytes per second of capacity when the first transatlantic cable becomes operational in the first quarter of 2001, which will be upgradeable to a maximum capacity of 400 gigabytes per second.


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ITEM 7.  FINANCIAL STATEMENTS, AND EXHIBITS.

(a)      Exhibits

           99.1      Press Release dated October 31, 2000.

           99.2      Press Release dated November 13, 2000.

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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GLOBAL TELESYSTEMS, INC.


                                          By: /s/ Grier C. Raclin
                                              --------------------------------
                                              Grier C. Raclin
                                              Executive Vice President,
                                              Chief Administrative Officer
                                              and General Counsel

Date:  November 13, 2000

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                                  EXHIBIT INDEX



EXHIBIT NO.               DESCRIPTION
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   99.1         Press Release dated October 31, 2000.

   99.2         Press Release dated November 13, 2000.